UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2024

UPWORK INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38678	46-4337682
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Lytton Avenue, Suite 301 Palo Alto, California	94301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 316-7500

475 Brannan Street, Suite 430

San Francisco, California 94107

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	UPWK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 23, 2024, Upwork Inc., or the Company, issued a press release announcing certain preliminary financial and operating results for the quarter ended September 30, 2024. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 23, 2024, the Company announced a restructuring plan, or the Plan, intended to continue the Company’s profitable trajectory, increase efficiency, and accelerate innovation for its customers. The Plan includes a reduction of the Company’s total workforce by 21%. The Company expects execution of the Plan to be substantially complete in the fourth quarter of 2024.

In connection with these actions, the Company estimates that it will incur approximately $17 million to $22 million in pre-tax charges to its GAAP financial results, consisting primarily of severance and other one-time termination benefits for the Company’s impacted workforce. The Company expects most of these charges to be cash expenditures and to recognize substantially all of these charges in the fourth quarter of 2024.

The estimates of the expenses that the Company expects to incur in connection with the Plan, and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates. In addition, the Company may incur other charges not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Plan.

Item 7.01 Regulation FD Disclosure.

On October 23, 2024, the Company issued a press release announcing the Plan. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. All statements contained in this Current Report on Form 8-K other than statements of historical fact are forward-looking statements, including statements regarding the number of positions affected by the Plan, the estimated restructuring expenses associated with the Plan, and the time frame for completion of and recognition of charges associated with the Plan.

The Company has based these forward-looking statements largely on its current expectations and projections as of the date hereof about future events and trends that the Company believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. As such, they are subject to inherent uncertainties, known and unknown risks, and changes in circumstances that are difficult to predict and in many cases outside the Company’s control, including possible changes in the size and timing of the related expenses, and you should not rely on such forward-looking statements as predictions of future events. The Company makes no representation that the projected results will be achieved or that future events and circumstances will occur, and actual results may differ materially and adversely from the Company’s expectations. The forward-looking statements are made as of the date hereof, and the Company does not undertake, and expressly disclaims, any obligation to update or revise any forward-looking statements, to conform these statements to actual results, or to make changes in its expectations, except as required by law. Additional information regarding other risks and uncertainties that could cause actual results to differ materially from the Company’s expectations is included under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2024, and in the Company’s other SEC filings, which are available on the Company’s Investor Relations website at investors.upwork.com and on the SEC’s website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 23, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPWORK INC.

Date: October 23, 2024	By:	/s/ Erica Gessert
Erica Gessert Chief Financial Officer